SUB-ITEM 77I: Terms of new or amended
securities
At a Board meeting on August 6, 2014, the Board of
Directors approved the creation of Class R6 Shares for The Hartford Balanced Income Fund, The
Hartford Capital Appreciation Fund, The Hartford
Dividend and Growth Fund, The Hartford Equity
Income Fund, The Hartford International
Opportunities Fund, The Hartford MidCap Fund,
The Hartford Small Company Fund, The Hartford
Strategic Income Fund, The Hartford Total Return
Bond Fund and The Hartford World Bond Fund.
Class R6 Shares have all of the rights, preferences and privileges as set forth in the Registrant's
Articles of Restatement, as supplemented and amended from time to time. A description of Class R6 Shares is contained in the Funds' prospectuses, combined statements of additional information and multiple class plan incorporated herein by reference to Post-Effective
Amendment No. 134 to the Registrant's
Registration Statement on Form N-1A as filed with the SEC via EDGAR on November 7, 2014 (SEC
Accession No. 0001104659-14-078338), as
amended by Post-Effective Amendment No. 137 to the Registrant's Registration Statement on Form N-
1A as filed with the SEC via EDGAR on February
27, 2015 (SEC Accession No. 0001104659-15-
015168).

At a Board meeting on February 4, 2015, the Board of Directors approved the creation of (i) Class I
Shares for The Hartford Balanced Fund, Hartford
Core Equity Fund (formerly The Hartford
Disciplined Equity Fund) and The Hartford
Small/Mid Cap Equity Fund; and (ii) Class R6
Shares for Hartford Core Equity Fund. Class I and
Class R6 Shares have all of the rights, preferences and privileges as set forth in the Registrant's
Articles of Restatement. A description of Class I and Class R6 Shares is contained in the Funds' (i) prospectuses and combined statement of additional information incorporated herein by reference to Post-Effective Amendment No. 137 to the
Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 27, 2015 (SEC Accession No. 0001104659-15-015168)
and (ii) multiple class plan incorporated herein by reference to Post-Effective Amendment No. 134 to the Registrant's Registration Statement on Form N-
1A as filed with the SEC via EDGAR on November
7, 2014 (SEC Accession No. 0001104659-14-
078338).




Information Classification: Limited Access